SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-MOLECULAR DEVICES CORPORATION
          GABELLI SECURITIES, INC.
                       2/21/07            2,000            35.2836
		  GABELLI ASSOCIATES LTD
                       2/21/07            8,000            35.2320
          	  GABELLI ASSOCIATES FUND II
                       2/21/07            1,000            35.2320
          	  GABELLI ASSOCIATES FUND
                       2/21/07            8,000            35.2320
	    MJG ASSOCIATES, INC.
          	  GABELLI INTERNATIONAL II LTD
                       2/21/07            4,000            35.2836
          	  GABELLI INTERNATIONAL LTD
                       2/21/07            8,000            35.2836
          GAMCO ASSET MANAGEMENT INC.
                       2/21/07            3,500            35.2320
                       2/21/07            4,000            35.3000
                       2/16/07            7,000            35.2738
          GABELLI FUNDS, LLC.
              THE GABELLI GLOBAL DEAL FUND
                       2/21/07           35,000            35.2929
              GABELLI CONVERTIBLE FUND
                       2/21/07           20,000            35.2696
                       2/20/07           20,000            35.3000
              GABELLI ABC FUND
                       2/16/07           10,000            35.2700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.